Exhibit 9

Information identifying certain issuers has been excluded from this exhibit because it is both not material and is the type that the Reporting Persons treat as private or confidential.

Accession Agreement

between

dievini Hopp BioTech holding GmbH & Co. KG,
Johann-Jakob-Astor-Str. 57, 69190 Walldorf, Germany

- hereinafter referred to as “dievini” -

and

DH-LT-Investments GmbH,
Opelstrasse 28, 68789 St. Leon-Rot

- hereinafter referred to as “DH-LT” -

and

MH-LT-Investments GmbH,
Bürgermeister-Willinger-Strasse 3, 69190 Walldorf

- hereinafter referred to as “MH-LT” -.

dievini, DH-LT, and MH-LT hereinafter jointly referred to as the
“Parties” or each individually referred to as a “Party”.

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Preamble

(A)	dievini Hopp BioTech holding GmbH & Co. KG, registered in the commercial register of the Local Court of Mannheim under HRA 700792 (“dievini”), and DH-LT-Investments GmbH, registered in the Commercial Register of the Local Court of Mannheim under HRB 732866 (“DH-LT”), are shareholders of

-	[...] and

-	CureVac N.V. with its registered office in Amsterdam (NL), registered with the Dutch Chamber of Commerce (Kamer van Koophandel) under KvK No. 77798031, business address Friedrich-Miescher-Strasse 15, 72076 Tübingen, Germany (hereinafter “CureVac”), listed on the NASDAQ Global Market (New York, USA).

(B)	MH-LT, registered in the Commercial Register of the Local Court of Mannheim under HRB 723293, intends to also hold shares in [...], [...] and CureVac (hereinafter collectively the “Companies” and individually the “Company”) in the near future.

(C)

The share capital of [...] amounts to EUR [...] and is divided into [...] bearer shares with a nominal value of EUR 1.00 per share. In order to secure their sustained influence over [...], dievini and DH-LT entered into an agreement on September 23, 2021 to align their interests with respect to [...] and to ensure a uniform exercise of their rights (“Pool Agreement […]”). The pool members form a pool GbR. Dievini also holds shares that are not subject to the Pool Agreement [...]. Specifically, the pool members hold shares in the following total number of shares which are subject to the Pool Agreement [...]:

	Shareholder	Number of shares	Participation in % (rounded)
1	dievini	[...]	[...]
2	DH-LT	[...]	[...]

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In the future, the pool members will hold the following aggregate number of shares which are subject to the [...] Pool Agreement:

	Shareholder	Number of shares	Participation in % (rounded)
1	dievini	[...]	[...]
2	DH-LT	[...]	[...]

In the future, MH-LT will hold the following aggregate number of shares in [...]:

	Shareholder	Depot	Number of shares	Participation in % (rounded)	Total participation in % (rounded)
1	MH-LT	Deposit no. […] with […]	[...]	[...]	[...]

The shares listed in line 1 of the above overview to be held in the future by MH-LT shall be subject to this Accession Agreement. Therefore, the [...] shares to be held by MH-LT in the future (“MH-LT Shares-[...]”) shall be subject to this Accession Agreement.

The shares of the Parties which in the future shall be subject to the Pool Agreement [...] shall therefore together amount to approx. [...] % of the total share capital of [...]. Accordingly, MH-LT shall be entitled to approx. [...] % of the pool capital that is subject to the Pool Agreement [...], while DH-LT shall be entitled to approx. [...] % and dievini to approx. [...] %.

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(D)	The share capital of [...] is divided into [...] registered shares with a nominal value of EUR [...] each. In order to secure their sustained influence over [...], dievini and DH-LT entered into an agreement on September 23, 2021 to align their interests with respect to [...] and to ensure the uniform exercise of their rights (“[...] Pool Agreement”). The pool members form a pool GbR. Specifically, the pool members hold the following aggregate number of shares:

	Shareholder	Number of shares	Participation in % (rounded)
1	dievini	[...]	[...]
2	DH-LT	[...]	[...]

In the future, the pool members will hold the following aggregate number of shares which are subject to the [...] pool agreement:

	Shareholder	Number of shares	Participation in % (rounded)
1	dievini	[...]	[...]
2	DH-LT	[...]	[...]

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In the future, MH-LT will hold the following aggregate number of shares in [...]:

	Shareholder	Depot	Number of shares	Participation in % (rounded)	Total participation in % (rounded)
1	MH-LT	Deposit no. […] with […]	[...]	[...]	[...]

The shares listed in line 1 of the above overview to be held in the future by MH-LT shall be subject to this Accession Agreement. Therefore, the [...] shares to be held by MH-LT in the future (“MH-LT-Shares-[...]”) shall be subject to this Accession Agreement.

The shares of the Parties which in the future shall be subject to the [...] Pool Agreement shall therefore together amount to approx. [...] % of the total share capital of [...]. Accordingly, MH-LT shall be entitled to approx. [...] % of the pool capital that is subject to the [...] Pool Agreement, while DH-LT shall be entitled to approx. [...] % and dievini to approx. [...] %.

(E)	The share capital of CureVac is divided into 186,952,406 registered shares with a nominal value of EUR 0.12 per share. In order to secure their sustained influence over CureVac, dievini and DH-LT have entered into an agreement on September 24, 2021 to align their interests with respect to CureVac and to ensure a uniform exercise of their rights (“Pool Agreement CureVac”). Specifically, the pool members hold shares in the following aggregate number of shares:

	Shareholder	Number of shares	Participation in % (rounded)
1	dievini	78,362,024	41.92
2	DH-LT	7,368,500	3.94

In the future, the pool members will hold the following aggregate number of shares which are subject to the pool agreement CureVac:

	Shareholder	Number of shares	Participation in % (rounded)
1	dievini	76,766,520	41.06
2	DH-LT	7,368,500	3.94

In the future, MH-LT will hold the following aggregate number of shares in CureVac:

	Shareholder	Depot	Number of shares	Participation in % (rounded)	Total participation in % (rounded)
1	MH-LT	Deposit no. [...] with [...]	1,595,504	0.85	0.85

The shares listed in line 1 of the above overview to be held in the future by MH-LT shall be subject to this Accession Agreement. Therefore, the 1,595,504 shares to be held by MH-LT in the future (“MH-LT-Shares- CureVac “) shall be subject to this Accession Agreement.

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The shares of the Parties which in the future shall be subject to the pool agreement CureVac shall therefore together amount to approx. 45.85% of the total share capital of CureVac. Accordingly, MH-LT shall be entitled to approx. 1.85 % of the pool capital that is subject to the pool agreement CureVac, while DH-LT shall be entitled to approx. 8.59% and dievini to approx. 89.55%.

(F)	As MH-LT will directly hold less than 25% of the share capital of each of the companies, the shares held by them will in each case form part of the administrative assets within the meaning of Sec. 13b (4) no. 2 ErbStG for inheritance tax purposes. In order to achieve the preferential treatment for inheritance tax purposes and to avoid the qualification of the shares of MH-LT as administrative assets pursuant to Sec. 13b (4) no. 2 ErbStG, the Parties shall make the arrangements required by Sec. 13b (1) no. 3 sent. 2 and Sec. 13b (4) no. 2 sent. 2 ErbStG, according to which, in order to secure their joint influence on the companies, they agree and undertake among themselves in accordance with the following provisions to only jointly dispose of their shares or to transfer them exclusively to other partners or shareholders subject to the same obligation and to exercise voting rights uniformly vis-à-vis non-bound partners and shareholders.

(G)	MH-LT wishes to subject the MH-LT Shares-[...], the MH-LT Shares-[...] and the MH-LT Shares-CureVac to the provisions of the Pool Agreement [...], the Pool Agreement [...] and the Pool Agreement CureVac, respectively (hereinafter collectively “Pool Agreements”). The respective accessions to the existing Pool Agreements are also made in order to allow MH-LT to participate in the inheritance tax benefits of the pooled shares. dievini and DH-LT intend to agree to these accessions to the Pool Agreements.

Having said this, the parties agree as follows:

1	Accession to the pool agreements

1.1	MH-LT shall accede to the Pool Agreement [...] with the MH-LT Shares-[...] or corresponding participations in the universal successor to [...] as well as all shares in [...] which MH-LT will directly hold in the future that are not excluded in this Agreement.

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1.2	MH-LT shall accede to the Pool Agreement [...] with the MH-LT Shares-[...] or corresponding participations in the universal successor to [...] as well as all shares in [...] which MH-LT will directly hold in the future that are not excluded in this Agreement.

1.3	MH-LT shall accede to the Pool Agreement CureVac with the MH-LT Shares- CureVac or corresponding participations in the universal successor to CureVac as well as all shares in CureVac which MH-LT will directly hold in the future that are not excluded in this Agreement.

1.4	dievini and DH-LT each unanimously and fully approve these accessions.

1.5	Except as otherwise provided in this Accession Agreement, this does not cause any change to the Pool Agreements.

2	Term of the Pool Agreements

2.1	The Parties hereby unanimously agree that the Pool Agreements may each be terminated without cause with ten (10) days’ notice to the end of each month, but for the first time as of August 31, 2022.

2.2	Section 6.2 of the Pool Agreement [...], Section 6.2 of the Pool Agreement [...] and Section 7.2 of the Pool Agreement CureVac are therefore expressly amended and modified to this effect.

3	Pool resolution according to the Pool Agreement [...]

Waiving all contractual and statutory provisions regarding the convening, announcement and holding of a shareholders’ meeting of the Pool GbR with respect to [...] (in particular convocation periods, formal and procedural requirements), all Pool Members pursuant to the Pool Agreement [...] hereby resolve the followings:

The transfer and assignment to MH-LT of [...] out of the [...] shares in [...] held by dievini, which are subject to the Pool Agreement [...], is approved; in particular, the consent required under clause 2 of the Pool Agreement [...] is granted.

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No further resolutions are passed.

4	Pool resolution according to the pool agreement [...]

Waiving all contractual and statutory provisions regarding the convening, announcement and holding of a shareholders’ meeting of the Pool GbR with respect to [...] (in particular convocation periods, formal and procedural requirements), all Pool Members pursuant to the Pool Agreement [...] hereby resolve the followings:

The transfer and assignment of [...] out of the [...] shares in [...] held by dievini, which are subject to the [...] Pooling Agreement, to MH-LT is approved; in particular, the consent required under clause 2 of the Pool Agreement [...] is granted.

No further resolutions are passed.

5	Pool resolution according to the Pool Agreement CureVac

Waiving all contractual and statutory provisions regarding the convening, announcement and holding of a shareholders’ meeting of the Pool GbR with respect to CureVac (in particular convocation periods, formal and procedural requirements), all Pool Members pursuant to the Pool Agreement CureVac hereby resolve the followings:

The transfer and assignment of 1,595,504 out of the 78,362,024 shares in CureVac held by dievini, which are subject to the Pool Agreement CureVac, to MH-LT is approved; in particular, the consent required under clause 2 of the Pool Agreement CureVac is granted.

No further resolutions are passed.

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St. Leon, the February 10, 2022

dievini Hopp BioTech holding GmbH & Co. KG

By:	/s/ Dietmar Hopp
Name:	Dietmar Hopp
Title:	managing director

St. Leon, the February 10, 2022

DH-LT-Investments GmbH

By:	/s/ Dietmar Hopp
Name:	Dietmar Hopp
Title:	managing director

St. Leon, the February 10, 2022

MH-LT-Investments GmbH

By:	/s/ Mathias Hothum
Name:	Mathias Hothum
Title:	managing director

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